UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

Nabors Industries Ltd.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32657

Bermuda	98-0363970
(State of Incorporation)	(IRS Employer Identification No.)

Crown House

4 Par-la-Ville Road

Second Floor

Hamilton, HM08 Bermuda

(Address of principal executive offices) (zip code)

(441) 292-1510

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Exchangeable Notes Offering

As previously disclosed, on January 9, 2017, Nabors Industries, Inc. (“NII”), a wholly owned subsidiary of Nabors Industries Ltd. (“NIL”), and NIL entered into a purchase agreement (the “Purchase Agreement”) under which NII agreed to sell $500,000,000 aggregate principal amount of its 0.75% Exchangeable Senior Notes due January 15, 2024 (the “Firm Notes”) to Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, BBVA Securities Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., and ANZ Securities, Inc. (collectively, the “Initial Purchasers”). In addition, NII granted certain of the Initial Purchasers a 30-day option to purchase up to an additional $75,000,000 in aggregate principal amount of the 0.75% Exchangeable Senior Notes due January 15, 2024 (the “Option Notes” and, together with the Firm Notes, the “Exchangeable Notes”) on the same terms and conditions, solely to cover over-allotments.  This option was exercised in full on January 10, 2017.

The Exchangeable Notes are fully and unconditionally guaranteed by NIL. The closing of the sale of the Exchangeable Notes occurred on January 13, 2017. NII received net proceeds, after deducting commissions and estimated offering expenses, of approximately $561.2 million from the sale of the Exchangeable Notes. The net proceeds will be used to prepay $162.5 million outstanding under NII’s unsecured term loan, which matures in 2020, as well as to pay approximately $40.3 million for the cost of entering into the capped call transactions with respect to NIL’s common shares as described below. Any remaining net proceeds from the offering will be used for general corporate purposes, including to repurchase or repay other indebtedness.

The Exchangeable Notes were sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Exchangeable Notes were issued pursuant to an indenture, dated as of January 13, 2017 (the “Indenture”), among NII, as issuer, NIL, as guarantor, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator.

The Exchangeable Notes are general unsecured obligations of NII and bear interest at a rate of 0.75% per year payable semi-annually in arrears in cash on January 15 and July 15, beginning on July 15, 2017. The Exchangeable Notes mature on January 15, 2024, unless earlier repurchased, redeemed or exchanged.  NIL’s guarantee of the Exchangeable Notes is a general unsecured obligation of NIL.

The exchange rate will initially be 39.7488 common shares of NIL per $1,000 principal amount of the Exchangeable Notes (equivalent to an initial exchange price of approximately $25.16 per common share of NIL). The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon notice of a tax redemption prior to the maturity date, the exchange rate will increase for a holder who elects to exchange its Exchangeable Notes in connection with such a corporate event or tax redemption in certain circumstances.

Prior to the close of business on the second business day immediately preceding December 15, 2023, holders will be entitled to exchange their Exchangeable Notes for common shares of NIL only upon satisfaction of one or more of the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending March 31, 2017 (and only during such fiscal quarter), if the closing sale price of the common shares of NIL for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than 130% of the applicable exchange price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Exchangeable Notes for each trading day of the measurement period was less than 98% of the product of the closing sale price of NIL’s common shares and the applicable exchange rate on such trading day; (3) if NII provides a notice of redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 15, 2023, a holder may exchange all or any portion of its Exchangeable Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions. NII will settle exchanges of the Exchangeable Notes by paying or causing to be delivered, as the case may be, cash, common shares of NIL or a combination of cash and such common shares, at its election.

NII may redeem the Exchangeable Notes at its option, in whole but not in part, if NII or NIL have, or on the next interest payment date would, become obligated to pay to the holder of any Exchangeable Notes additional amounts as a result of certain tax-related events, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including additional amounts, if any, to, but excluding, the redemption date.

If NIL undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require NII to repurchase for cash any or all of their Exchangeable Notes at a repurchase price equal to 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture contains customary dilution provisions as well as adjustment provisions in connection with exchanges under certain corporate events or a tax redemption.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

Capped Call Transactions

As previously disclosed, on January 9, 2017, in connection with the entry into the Purchase Agreement and the pricing of the Firm Notes, NIL and NII entered into privately negotiated capped call transactions with one or more of the Initial Purchasers and/or their respective affiliates (the “option counterparties”). The initial capped call transactions, in the aggregate, cover, subject to customary anti-dilution adjustments, the same number of NIL common shares that initially underlie the Firm Notes.

On January 10, 2017, certain of the Initial Purchasers exercised in full their overallotment option for the Option Notes. In connection with the exercise of such option, NII and NIL entered into additional capped call transactions with the option counterparties on substantially similar terms to the initial capped call transactions entered into in connection with the Firm Notes. The additional capped call transactions, in the aggregate, cover, subject to customary anti-dilution adjustments, the same number of NIL common shares that initially underlie the Option Notes.

The additional capped call transactions are separate transactions entered into by NIL and NII with the option counterparties, are not part of the terms of the Option Notes and will not change holders’ rights under the Option Notes or the trustee’s rights or duties under the Indenture. Holders of Exchangeable Notes will not have any rights with respect to any of the additional capped call transactions.

The initial capped call transactions and the additional capped call transactions are expected to reduce potential dilution to NIL common shares and/or offset potential cash payments NII is required to make in excess of the principal amount upon any exchange of the Exchangeable Notes. Such reduction and/or offset is subject to a cap representing a price per share of $31.4475, an approximately 75.0% premium over the last reported sale price of $17.97 per common share of NIL on The New York Stock Exchange on January 9, 2017.

The summary of the additional capped call transactions is qualified in its entirety by reference to the text of the related agreements which are included as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent that any common shares of NIL are issued upon exchange of the Exchangeable Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with exchange of the Exchangeable Notes and any resulting issuance of common shares of NIL.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated as of January 13, 2017, by and among Nabors Industries, Inc., as issuer, Nabors Industries Ltd., as guarantor, Citibank, N.A., as securities administrator and Wilmington Trust, National Association, as trustee.

10.1	Additional Call Option Transaction Confirmation, dated as of January 10, 2017, between Nabors Industries Ltd., Nabors Industries, Inc. and Citigroup Global Markets Inc.
10.2	Additional Call Option Transaction Confirmation, dated as of January 10, 2017, between Nabors Industries Ltd., Nabors Industries, Inc. and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 13, 2017	By:	/s/ Mark D. Andrews
		Name:	Mark D. Andrews
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description
4.1

Indenture, dated as of January 13, 2017, by and among Nabors Industries, Inc., as issuer, Nabors Industries Ltd., as guarantor, Citibank, N.A., as securities administrator and Wilmington Trust, National Association, as trustee.

10.1	Additional Call Option Transaction Confirmation, dated as of January 10, 2017, between Nabors Industries Ltd., Nabors Industries, Inc. and Citigroup Global Markets Inc.
10.2	Additional Call Option Transaction Confirmation, dated as of January 10, 2017, between Nabors Industries Ltd., Nabors Industries, Inc. and Goldman, Sachs & Co.